FOR IMMEDIATE RELEASE NASDAQ symbol: NVAX

NOVAVAX ANNOUNCES $20 MILLION COMMON STOCK OFFERING TO
KLEINER PERKINS CAUFIELD & BYERS AND PROSPECT VENTURE PARTNERS

MALVERN, PA., February 27, 2006 – Novavax, Inc. (NASDAQ: NVAX) today announced that it has entered into a definitive agreement for a $20 million registered direct offering of 4,597,701 shares of its common stock to Kleiner Perkins Caufield & Byers and Prospect Venture Partners. The shares of common stock, priced at $4.35 per share, were registered pursuant to Novavax’s shelf registration statement that was declared effective by the Securities and Exchange Commission on January 6, 2006. The closing is subject to satisfaction of customary closing conditions.

Kleiner Perkins Caufield & Byers, based in Menlo Park, California, has agreed to acquire $12.5 million or 62.5% of this offering. Prospect Venture Partners, based in Palo Alto, California, has agreed to acquire $7.5 million or 37.5% of this offering. For Prospect Venture Partners, this investment is in addition to its $5.5 million previously accumulated equity ownership position in Novavax acquired through open market purchases of common stock.

Both firms will recommend a representative to serve on the Novavax board of directors within a few weeks which will be considered at the upcoming annual meeting of stockholders of Novavax. Both firms have contractually agreed not to sell any securities acquired in this offering for a minimum of 90 days.

Brook Byers, Managing Partner of Kleiner Perkins Caufield & Byers, said: “Our investment in Novavax is aligned with our intent to support global efforts to address the public health threat posed by the current H5N1 strain or other strains of avian influenza virus. We believe in Novavax’s management team and in their virus-like particle technology platform to create effective and flexible vaccines against avian flu strains and other pathogens, and the Company’s creative manufacturing approach to rapidly create worldwide supply of such vaccine candidates.”

Rahul Singhvi, President and Chief Executive Officer of Novavax said: “We are pleased that Kleiner Perkins and Prospect Venture Partners have committed such a significant investment in Novavax. The track record of these venture firms is legendary, and their active participation in the Company will be invaluable in supporting us in successfully executing our plans to create an effective vaccine against pandemic influenza. We will work closely with both firms to leverage their substantial expertise in healthcare and biotechnology.”

“I am eager to begin my association with Novavax and help realize the potential of the Company’s highly innovative and powerful vaccine technology,” said Dr. James Tananbaum, Managing Partner of Prospect Venture Partners. “I look forward to helping the company’s senior management team and board to maximize Novavax’s promising research.”

Novavax plans to use the net proceeds from the offering for general corporate purposes, including but not limited to i) clinical development of virus like particles (VLP)-based avian and seasonal influenza vaccines, including the development of appropriate adjuvants, and demonstration of large-scale production capabilities, for such vaccines; ii) internal research and development programs, such as preclinical and clinical testing and studies of our product candidates and the development of new technologies; iii) expansion of and investment in the Company’s research and development facilities, including compliance with cGMP (current General Manufacturing Practices) and GLP (General Laboratory Practices) rules and regulations and iv) other general corporate purposes. A copy of the final prospectus relating to the offering may be obtained from Dennis Genge, Vice President and Chief Financial Officer, Novavax, Inc., 508 Lapp Road, Malvern, PA 19355, when available.

About Novavax, Inc.

Novavax is focused on creating differentiated, value-added pharmaceutical and vaccine products and technologies. The company’s technology platforms include the virus-like particle (VLP) manufacturing technology utilizing the baculovirus expression system in insect cells, as well as novel vaccine adjuvants based on Novasomes and dendrimer technologies. The company is developing vaccine against the H5N1 strain of avian influenza virus and the human seasonal influenza virus using its VLP and Novasome technologies. Novavax’s drug delivery technologies include the micellar nanoparticle (MNP) technology which is the basis for the development of its first FDA-approved product, ESTRASORB. In addition to MNP, Novavax drug delivery technologies include Novasomes® (paucillamellar non-phospholipid vesicles) and Sterisomes® (subcutaneous depot injection). The company has several products utilizing the MNP technology in various stages of development.

About Kleiner Perkins Caufield & Byers (KPCB)

Since its founding in 1972, KPCB has backed entrepreneurs in 450 ventures, including AOL, Align, Amazon.com, Citrix, Compaq Computer, Electronic Arts, Genentech, Genomic Health, Genprobe, Google, Hybritech, IDEC Pharmaceuticals, Intuit, Juniper Networks, Netscape, Ligand Pharmaceuticals, Lotus, Nuvasive, Sun Microsystems, Symantec, Verisign and Xilinx. KPCB portfolio companies employ more than 250,000 people. More than 150 of the firm’s portfolio companies have gone public. Many other ventures have achieved success through mergers and acquisitions. For more information on KPCB, please visit www.kpcb.com.

About Prospect Venture Partners

Prospect Venture Partners is a Palo Alto, California-based venture capital firm with over $1 billion of capital under management. The firm is dedicated to investing in outstanding biomedical technology and life science companies. Prospect targets commercially attractive health care enterprises with outstanding entrepreneurial management teams, proprietary products, and innovative technology or services with potential for significant investment returns. The firm invests in companies with a broad range of development and financing requirements including: (a) incubating new companies, (b) investing in first and second venture financing rounds, and (c) participating in later stage private and public companies with proven business models requiring expansion capital. For more information on Prospect Venture Partners, please visit www.prospectventures.com.

Forward Looking Statements

Statements made in this press release that state Novavax’s or management’s intentions, hopes, beliefs, expectations, or predictions of the future are forward-looking statements. Forward-looking statements include but are not limited to statements regarding usage of cash, product sales, future product development and related clinical trials and future research and development, including FDA approval. Novavax’s actual results could differ materially from those expressed in such forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from those expressed or implied by such forward-looking statements. Such factors include, among other things, the following: general economic and business conditions; ability to enter into future collaborations with industry partners, competition; unexpected changes in technologies and technological advances; ability to obtain rights to technology; ability to obtain and enforce patents; ability to commercialize and manufacture products; ability to establish and maintain commercial-scale manufacturing capabilities; results of clinical studies; progress of research and development activities; business abilities and judgment of personnel; availability of qualified personnel; changes in, or failure to comply with, governmental regulations; the ability to obtain adequate financing in the future through product licensing, co-promotional arrangements, public or private equity financing or otherwise; and other factors referenced herein. Additional information is contained in Novavax’s annual report on Form 10K for the year ended December 31, 2004 and quarterly reports on Form 10Q for the quarters ended March 31, 2005 and June 30, 2005 and September 30, 2005 incorporated herein by reference. Statements made herein should be read in conjunction with Novavax’s annual and quarterly reports filed with the SEC. Copies of these filings may be obtained by contacting Novavax at 508 Lapp Road, Malvern, PA 19355 Tel 484-913-1200 or the SEC at www.sec.gov.

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For Further Information Contact:

Investor Relations
Kathy Hamilton
Novavax, Inc.
Tel: (484) 913-1213
Email: khamilton@novavax.com

John Denniston
Partner
Kleiner Perkins Caufield & Byers
Phone: (650) 233-3300
Email: jdenniston@kpcb.com

James Tananbaum
Managing Partner
Prospect Venture Partners
Phone: (650) 470-8103
Email: jim@prospectventures.com